INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Registration Statement of Claremont Technologies Corp. on Amendment No. 7 to Form SB-2 of our Auditors' Report, dated October 22, 2001, except for Note 8 which is as of March 15, 2002, on the balance sheets of Claremont Technologies Corp. as of September 30, 2001 and 2000, and the statements of operations and deficit, cash flows, and stockholders' equity for the years then ended.

In addition, we consent to the reference to us under the heading "Experts" in such Registration Statement.

Vancouver, Canada "Morgan & Company"

September 20, 2002 Chartered Accountants